UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 12, 2020, the Board of Directors (the “Board”) of Youngevity International, Inc. (the “Company”) was notified by its registered independent certified public accounting firm, Mayer Hoffman McCann P.C., of San Diego, CA that it had resigned, effective immediately. Mayer Hoffman McCann P.C. has served as the Company’s registered independent certified public accountants since 2011.

The Company’s Board has accepted the resignation of Mayer Hoffman McCann P.C.

No accountant's report on the Company’s consolidated financial statements for either of the past two (2) years (i.e., the years ended December 31, 2018 and 2017), contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern modification included in both the 2018 and 2017 accountant’s reports expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim periods proceeding such resignation, there were no disagreements with Mayer Hoffman McCann P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two most recent fiscal years and the subsequent interim periods proceeding such resignation, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than as included in the notification on October 12, 2020 from Mayer Hoffman McCann P.C. stating that the internal controls necessary for the Company to develop reliable consolidated financial statements do not exist and that information has come to its attention that has led it to no longer be able to rely on management's representations.

The Company provided Mayer Hoffman McCann P.C. with a copy of the foregoing disclosure and requested Mayer Hoffman McCann P.C. to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made therein. A copy of Mayer Hoffman McCann P.C.’s letter to the SEC concurring with the information contained herein is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 13, 2020, the Audit Committee of the Board, following discussions with management, determined that the unaudited condensed consolidated financial statements for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 contained in the Company’s Quarterly Reports on Form 10-Q previously filed with the SEC on May 20, 2019, August 14, 2019 and November 18, 2019 should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s unaudited condensed consolidated financial statements for those periods should no longer be relied upon.

The determination of the Audit Committee to restate the above-referenced condensed consolidated financial statements was based upon certain errors to the Company’s condensed consolidated financial statements regarding the recognition of revenues and cost of sales of green coffee for transfer to H&H Export Y CIA. LTDA (“H&H”) in Nicaragua. During the 2019 audit procedures, the Company determined that the Company did not own the unprocessed green coffee prior to transferring the coffee to H&H and is therefore an agent and processor of green coffee on behalf of H&H. This determination meant that revenues on green coffee transferred to H&H should have been recorded at net (the added value of the processing of the green coffee beans) rather than at gross, as previously reported. Based on its assessment, management has determined that a restatement of the condensed consolidated financial statements included in Quarterly Reports for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 was necessary due to a change in the accounting treatment of its revenue derived from its green coffee sales, which had been recorded on a gross basis and should be recorded on a net basis reflecting the deduction of cost of revenue related to such revenue.

The Audit Committee, following discussions with management, has determined that rather than recognizing revenues and cost of sales of green coffee to H&H on a gross basis, the revenues and cost of sales to H&H should be recognized on a net basis reflecting the deduction of cost of revenue related to such revenue. The change in accounting for the revenues and cost of sales of green coffee to H&H from gross to net is not expected to have any impact on the Company’s net income/loss.

In addition to this change in accounting for recording revenue on green coffee processing on behalf of H&H, management also continued to update its review of the December 31, 2019 reserves for uncollectable receivables for the remaining net trade account receivable, note receivable and other receivables due from H&H. Management has determined that it is probable that these receivables from H&H are impaired and the condensed consolidated financial statement restatements of the financial statements included in Quarterly Reports for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 will be adjusted to reflect an impairment. The Company’ subsidiary, CLR Roasters LLC (“CLR”), has entered into an extended payment program with H&H which it expects will allow CLR in the future to realize the amounts due based on future shipments of green coffee by CLR to H&H for delivery to its customers; provided, that the amount of currently scheduled shipments of green coffee by CLR to H&H for delivery to H&H’s customers during 2020 is approximately $3.8 million, resulting in significant uncertainty as to the timing and amount of future payments and shipments for the balance of approximately $5.0 million.

The Company also has recently determined that the value of the collateral underlying a promissory note, due November 2020, in the principal and interest amount of $5.3 million, from H&H has been impaired, resulting in an impairment allowance for $5.3 million. As a result, management believes it is more than likely that the Company will not collect the outstanding balance and interest due on the note receivable, and allowances for doubtful accounts should be recognized at December 31, 2019.

The Company has therefore recognized allowances for collectability against the remaining net trade account receivable, notes receivable and other receivables due from H&H for approximately $5.0 million, $5.3 million and $397,000, respectively. These amounts have been recorded as allowances for doubtful accounts at the end of December 31, 2019.

The Company intends to file as soon as practicable the restated condensed consolidated financial statements for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, together with its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

16.1	Letter of Concurrence from Mayer Hoffman McCann P.C. dated October 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 16, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer